Exhibit 5.2
[Letterhead of RSC]
March 18, 2011
RSC Equipment Rental, Inc.
RSC Holdings III, LLC
6929 E. Greenway Parkway
Scottsdale, AZ 85254
Registration Statement on Form S-4
of RSC Equipment Rental, Inc. and
RSC Holdings III, LLC

Ladies and Gentlemen:
     I am the Senior Vice President, General Counsel and Corporate Secretary of RSC Equipment Rental, Inc., an Arizona Corporation (“RSC”), and RSC Holdings III, LLC, a Delaware limited liability company (together with RSC, the “Issuers”), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 (the “Registration Statement”), which includes a form of prospectus relating to the proposed offering by the Issuers of $650,000,000 8 1/4% Senior Notes due 2021 (the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of their outstanding 8 1/4% Senior Notes due 2021. The New Notes are to be issued pursuant to an indenture, dated as of January 19, 2011, as amended (the “Indenture”), by and among the Issuers and Wells Fargo Bank, National Association, as trustee.
     In rendering the opinions expressed below, (a) I have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuers and such other instruments and certificates of public officials, officers and representatives of the Issuers and others as I have deemed necessary or appropriate for the purposes of such opinions, (b) I have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuers and others delivered to me and (c) I have made such investigations of law as I have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, with your permission, I have assumed without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to me as originals, (ii) the genuineness of all signatures on all documents that I examined, (iii) the conformity to authentic originals and completeness of documents submitted to me as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.
     Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, I am of the opinion that:
1.	RSC is validly existing and in good standing as a corporation under the laws of the State of Arizona.

2.	Under the Arizona Business Corporation Act, the Articles of Incorporation of RSC, as amended, and the Amended and Restated By-Laws of RSC, RSC has all necessary corporate power and authority to execute, issue and deliver the New Notes, to perform its obligations thereunder, and to perform its obligations under the Indenture.

3.	Under the Arizona Business Corporation Act, the Articles of Incorporation of RSC, as amended, and the Amended and Restated By-Laws of RSC, the execution, issuance and delivery by RSC of the New Notes, the performance by RSC of its obligations thereunder, and the performance of RSC of its obligations under the Indenture, have been duly authorized by all necessary corporate action on the part of RSC.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I understand that Debevoise & Plimpton LLP will rely as to matters of Arizona law upon this opinion in connection with the rendering of its opinion, dated as of the date hereof, concerning the New Notes, and I hereby consent to Debevoise & Plimpton LLP relying as to matters of Arizona law upon this opinion.
     I express no opinion as to the laws of any jurisdiction other than the laws of the State of Arizona.

Very truly yours,

/s/ Kevin J. Groman
Senior Vice President, General Counsel and Corporate Secretary